UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 1, 2003

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio	45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.	ACQUISTION OR DISPOSITION OF ASSETS.

On October 1, 2003, MTC Technologies, Inc. (MTCT—NASDAQ) announced that it and its wholly-owned subsidiary, Modern Technologies Corp. (MTC), signed a stock purchase agreement to acquire International Consultants, Inc. (ICI) from ICI’s current shareholders, effective October 1, 2003. Essentially all of ICI’s work is in the defense industry where its main focus has been to support the United States Army, specializing in program management, information technology, logistics, and operations.

The initial purchase price for 100% of the outstanding common stock of ICI is $9.9 million, to be paid $2.4 million in MTCT Common Stock and $7.5 million in assumption of ICI debt (of which approximately $2.8 million arose in connection with payments to ICI selling shareholders) which subsequently will be paid with cash on hand. ICI’s shareholders may receive additional payments through 2005 if certain operating goals are achieved. If all contingent amounts are earned, the total acquisition price could reach $19 million. Any future payments will also be paid in a combination of MTCT Common Stock and in cash. If the maximum purchase price is paid, the total payments will have been made 50% in cash or debt assumption and 50% in Common Stock.

ICI’s selling shareholders are family members of Rajesh K. Soin, MTCT’s Chairman of the Board and majority stockholder. As a result, Rajesh K. Soin was not involved in the negotiation of the acquisition of ICI, the directors other than Mr. Soin elected a special committee of independent non-management directors to consider and approve the acquisition of ICI, engaged separate legal counsel to represent and advise them and engaged Raymond James & Associates, Inc. as a financial advisor to issue a fairness opinion on the fairness of the ICI acquisition to the MTCT stockholders.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference. The summary of the transaction described above is qualified by reference to the stock purchase agreement attached as an exhibit hereto and incorporated by reference herein.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for MTC Technologies, Inc. to provide the financial statements required by Item 7 (a). In accordance with Item 7 (a) (4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the date of this filing of this Current Report.

(b)	PRO FORMA FINANCIAL INFORMATION.

As of the date of filing this Current Report on Form 8-K, it is impracticable for MTC Technologies, Inc. to provide the financial statements required by Item 7 (b). In accordance with Item 7 (b) (2) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the date of this filing of this Current Report.

(c)	EXHIBITS.

Ex. 2.1	Stock Purchase Agreement by and among MTC Technologies, Inc., Modern Technologies Corp. and Vishal Soin, Amol Soin and Indu Soin*

Ex. 99.1	Press Release dated October 1, 2003.

*	Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2003

MTC TECHNOLOGIES, INC.

By:	/s/ DAVID S. GUTRIDGE

David S. Gutridge Chief Financial Officer

EXHIBIT INDEX

Ex. 2.1	Stock Purchase Agreement by and among MTC Technologies, Inc., Modern Technologies Corp. and Vishal Soin, Amol Soin and Indu Soin*

Ex. 99.1	Press Release dated October 1, 2003

*	Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon request.